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                                                                     EXHIBIT 2.2




                               November 14, 1996



MS Financial, Inc.
715 South Pear Orchard Road
Ridgeland, MS  39157

Attention:  Mr. Phillip J. Hubbuch, Jr.
            Vice Chairman and Chief Executive Officer

       Re:  Letter of Intent dated October 21, 1996

Gentlemen:

     This will confirm our agreement that all references in the letter agreement between us dated October 21, 1996 to "November 1, 1996" are changed to "November 4, 1996."

                                        Sincerely yours,

                                        SEARCH CAPITAL GROUP, INC.


                                        By:     /s/ George C. Evans
                                            ------------------------------
                                            George C. Evans
                                            Chairman, President and
                                            Chief Executive Officer

ACKNOWLEDGED AND AGREED:

MS FINANCIAL, INC.


By: /s/ PHILLIP J. HUBBUCH, JR.
    ----------------------------
    Phillip J. Hubbuch, Jr.
    Vice Chairman and
    Chief Executive Officer